Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report, incorporated herein by reference, dated July 27, 2007, for Legg Mason Partners Adjustable Rate Income Fund, a series of Legg Mason Partners Income Trust, as of May 31, 2007, and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

September 26, 2007